Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-236678) on Form S-3ASR and (Nos. 333-135449, 333-200144, 333-211957, 333-219655, 333-224658, 333-238041, 333-255869, 333-255870, 333-258537) on Form S-8 of our reports dated February 23, 2022, with respect to the consolidated financial statements and financial statement schedule II of Koppers Holdings Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Pittsburgh, Pennsylvania
February 23, 2022